UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549



                                FORM 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

                            July 25, 2006
            ------------------------------------------------
            Date of Report (Date of earliest event reported)

                                Con-way Inc.
         ------------------------------------------------------
         (Exact name of registrant as specified in its charter)

         Delaware               1-5046              94-1444798
         ----------             ------              ----------
        (State of other        (Commission         (IRS Employer
        jurisdiction of        File Number)        Identification
        incorporation)                                   No.)

       2855 Campus Drive, Suite 300, San Mateo, California  94403
      ------------------------------------------------------------
                (Address of principal executive offices)
                               (zip code)

          Registrant's telephone number, including area code:
                             (650) 378-5200



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     (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



ITEM 8.01      OTHER EVENTS

On July 21, 2006, Con-way Expedite & Brokerage Inc. ("Seller"), a wholly-owned indirect subsidiary of Con-way Inc. (the "Company"), entered into an Asset Purchase Agreement (the "Agreement") with Panther II Transportation Inc. ("Buyer") pursuant to which Seller agreed to sell to Buyer that portion of Seller's business that consists of the expedited and time-definite surface delivery of freight shipments through exclusive-use cargo vans and straight trucks (the "Subject Business").

The purchase price for the Subject Business will be between $7 million and $8 million, with the final amount dependent upon completion of certain incentive provisions. Con-way Transportation LLC ("Parent"), the parent of Seller and a wholly-owned direct subsidiary of the Company, also entered into the Agreement in order to provide certain representations, warranties, covenants and indemnities to Buyer. The Company also entered into the Agreement for the sole purpose of agreeing to certain non-competition provisions, which limit the ability of the Company and its affiliates to compete with the Subject Business for a period of five years.

The sale of the Subject Business was consummated on July 21, 2006.



                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        Con-way Inc.
                        ------------
                        (Registrant)


July 25, 2006           /s/ Jennifer W. Pileggi
                        -----------------------
                        Jennifer W. Pileggi
                        General Counsel